Exhibit 99.1

AVITA THERAPEUTICS, INC. ANNOUNCES CORRECTION OF TIME FOR THE

ADJOURNED

2020 ANNUAL STOCKHOLDER MEETING

Valencia, Calif, USA, November 4, 2020/Melbourne, November 5, 2020 — AVITA Therapeutics, Inc. (NASDAQ: RCEL, ASX:AVH), a regenerative medicine company that is developing and commercializing a technology platform that enables point-of-care autologous skin restoration for multiple unmet needs, announces today a correction in the time for the adjourned 2020 Annual Stockholder Meeting (“Adjourned Annual Meeting”), due to the change in daylight savings time Pacific Time in the United States, it results in change in time in Australian Eastern Daylight Time (AEDT) from 7:00 am to 8:00 am on Tuesday, November 10, 2020 and remains unchanged at 1:00 pm Pacific Time on Monday, November 9, 2020.

Therefore, the Adjourned Annual Meeting will be held 8:00 am (AEDT) on Tuesday, November 10, 2020 and 1:00 pm (Pacific Time) on Monday, November 9, 2020.

Stockholders who have any questions or require any assistance with how to complete a proxy or CDI Voting Instruction Form or who do not have the required materials, may contact Okapi Partners by telephone (toll-free within North America) at (877) 629-6356 or (call collect outside North America) at (212) 297-0720 or by email at info@okapipartners.com.

Authorized for release by the Chief Executive Officer of AVITA Therapeutics, Inc.

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Important Information

This material may be deemed to be solicitation material in respect of the Annual Meeting to be held on November 9, 2020 (Pacific Time) (being November 10, 2020 (AEDT)). In connection with the Annual Meeting, the Company filed a definitive proxy statement with the SEC on

September 25, 2020. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS AND CDI HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC OR THE AUSTRALIAN SECURITIES EXCHANGE (“ASX”), BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The definitive proxy statement was mailed to stockholders and CDI holders entitled to vote at the Annual Meeting. No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at https://www.sec.gov/Archives/edgar/data/1762303/000119312520254171/d37466ddef14a.htm or on the Company’s website at www.avitamedical.com. The proxy statement and any other materials filed by the Company with the ASX can be obtained free of charge at the ASX’s website www.asx.com.au and also the Company’s website at www.avitamedical.com.

AVITA Therapeutics, Inc. (ARBN 641 28 155) c/o Mertons Corporate Services Pty Ltd Level 7, 330 Collins Street, Melbourne Victoria 3000

ABOUT AVITA THERAPEUTICS, INC.

AVITA Therapeutics is a regenerative medicine company with a technology platform positioned to address unmet medical needs in burns, chronic wounds, and aesthetics indications. AVITA Therapeutics’ patented and proprietary collection and application technology provides innovative treatment solutions derived from the regenerative properties of a patient’s own skin. The medical devices work by preparing a RES® REGENERATIVE EPIDERMAL SUSPENSION, an autologous suspension comprised of the patient’s skin cells necessary to regenerate natural healthy epidermis. This autologous suspension is then sprayed onto the areas of the patient requiring treatment.

AVITA Therapeutics’ first U.S. product, the RECELL® System, was approved by the U.S. Food and Drug Administration (FDA) in September 2018. The RECELL System is indicated for use in the treatment of acute thermal burns in patients 18 years and older. The RECELL System is used to prepare Spray-On Skin™ Cells using a small amount of a patient’s own skin, providing a new way to treat severe burns, while significantly reducing the amount of donor skin required. The RECELL System is designed to be used at the point of care alone or in combination with autografts depending on the depth of the burn injury. Compelling data from randomized, controlled clinical trials conducted at major U.S. burn centers and real-world use in more than 8,000 patients globally, reinforce that the RECELL System is a significant advancement over the current standard of care for burn patients and offers benefits in clinical outcomes and cost savings. Healthcare professionals should read the INSTRUCTIONS FOR USE—RECELL® Autologous Cell Harvesting Device (https://recellsystem.com/) for a full description of indications for use and important safety information including contraindications, warnings and precautions.

In international markets, our products are marketed under the RECELL System brand to promote skin healing in a wide range of applications including burns, chronic wounds and aesthetics. The RECELL System is TGA-registered in Australia and received CE-mark approval in Europe.

To learn more, visit www.avitamedical.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This letter includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this letter include, but are not limited to, statements concerning, among other things, our ongoing clinical trials and product development activities, regulatory approval of our products, the potential for future growth in our business, and our ability to achieve our key strategic, operational and financial goal. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward- looking statement contained in this letter is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the timing of regulatory approvals of our products; physician acceptance, endorsement, and use of our products; failure to achieve the anticipated benefits from approval of our products; the effect of regulatory actions; product liability claims; risks associated with international operations and expansion; and other business effects, including the effects of industry, economic or political conditions outside of the company’s control. Investors should not place considerable reliance on the forward-looking statements contained in this letter. Investors are encouraged to read our publicly available filings for a discussion of these and other risks and uncertainties. The forward-looking statements in this letter speak only as of the date of this release, and we undertake no obligation to update or revise any of these statements.

AVITA Therapeutics, Inc. (ARBN 641 28 155) c/o Mertons Corporate Services Pty Ltd Level 7, 330 Collins Street, Melbourne Victoria 3000

FOR FURTHER INFORMATION:

U.S. Media

Sam Brown, Inc.

Christy Curran

Phone +1 615 414 8668

christycurran@sambrown.com

O.U.S Media

Monsoon Communications

Rudi Michelson

Phone +61 (0)3 9620 3333

Mobile +61 (0)411 402 737

rudim@monsoon.com.au

Investors

Westwicke Partners

Caroline Corner

Phone +1 415 202 5678

caroline.corner@westwicke.com

AVITA Therapeutics, Inc.

David McIntyre

Chief Financial Officer

Phone +1 661 367 9178

dmcintyre@avitamedical.com

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PR20201030a

AVITA Therapeutics, Inc. (ARBN 641 28 155) c/o Mertons Corporate Services Pty Ltd Level 7, 330 Collins Street, Melbourne Victoria 3000